Exhibit 99.1

ShoreTel Reports Financial Results for Third Quarter Fiscal Year 2012

Completes M5 Cloud IP Telephony Acquisition

SUNNYVALE, Calif.--(BUSINESS WIRE)--April 30, 2012--ShoreTel® (NASDAQ: SHOR), the leading provider of brilliantly simple premise and cloud-based business phone system and communication solutions with fully integrated unified communications (UC), today announced financial results for the third quarter of fiscal year 2012, which ended March 31, 2012.

ShoreTel’s consolidated results include eight days of operating results from ShoreTel’s cloud division, formerly known as M5 Networks, as the acquisition closed on March 23, 2012. For the third quarter of fiscal year 2012, consolidated revenue was $56.3 million, up 9 percent from the third quarter of fiscal year 2011. The GAAP net loss for the quarter was $(8.5) million, or $(0.17) per share and included a tax benefit of $1.0 million, compared with a GAAP net loss of $(2.4) million, or $(0.05) per share, in the third quarter of fiscal year 2011. Excluding acquisition-related transaction fees of $4.5 million, a tax benefit of $1.0 million, stock-based compensation expenses of $3.2 million, amortization of intangible assets of $0.4 million, and related tax adjustments, the non-GAAP net loss for the third quarter of fiscal year 2012 was $(1.5) million or $(0.03) per share. This compares with non-GAAP net income of $0.6 million, or $0.01 per share, in the third quarter of fiscal year 2011.

GAAP gross margin for the third quarter of fiscal year 2012 was 66.2 percent, compared with 68.0 percent in the third quarter of fiscal 2011. Non-GAAP gross margin, which excludes stock-based compensation expenses and amortization of intangible assets, was 67.2 percent in the third quarter of fiscal year 2012, compared with 68.6 percent in the third quarter of last year. Excluding the effects of the M5 acquisition, non-GAAP gross margins would have been 67.7 percent in the third quarter of fiscal 2012.

As of March 31, 2012, the company had $61.3 million in cash, cash equivalents and short-term investments after using $80.6 million in cash to fund a portion of the M5 acquisition.

“During the third quarter ShoreTel delivered steady growth year-over-year as well as strong gross margin expansion in our core premise business,” said Peter Blackmore, president and CEO of ShoreTel. “We remain very optimistic about the continued strength of our unified communications offerings and emerging opportunities within both the mobility and cloud markets.

“We are pleased to have completed the acquisition of M5 Networks during the quarter and are now focused on driving growth in our premise-based businesses and maximizing the potential of our cloud offering. We are also very pleased to see that the pipeline in our premise-based business is growing nicely – indicating that we can expect solid growth in our fourth fiscal quarter,” Blackmore added.

Operational Highlights for the Third Quarter of Fiscal Year 2012

Completed the Acquisition of M5

On March 23, 2012, the company completed its acquisition of M5 Networks. The addition of M5’s hosted VoIP solution uniquely positions ShoreTel to offer both on-premise and hosted VoIP and UC solutions to its customers. The combination significantly accelerates ShoreTel’s entrance into the cloud market. Under the terms of the agreement, M5 shareholders received approximately $80.6 million in cash and 9.5 million shares of ShoreTel stock, which equates to a total of $134.3 million in initial consideration. Additionally, M5 shareholders may receive additional contingent consideration of up to $13.7 million. The contingent payments are payable over the two years after closing and are based upon the achievement of certain revenue performance milestones for the year ended Dec. 31, 2012. M5’s CEO, Dan Hoffman, is now heading ShoreTel’s Cloud Division as its president and general manager. Approximately 200 of M5’s employees joined ShoreTel as of March 23, 2012.

Signed Partnership Agreement for Telstra Business Systems Program

In February, ShoreTel and Telstra entered into a partnership agreement whereby Telstra will market and support ShoreTel’s IP telephony, unified communications (UC), contact center and mobility solutions in Australia. With over 20 Telstra Business Partners accredited to install ShoreTel’s solutions in the Australian market already, the company expects this number to grow as a result of the new partnership agreement.

Lowest Total Cost of Ownership Validated by External Third Party

In January, the company announced that the results of an Aberdeen Group study of 236 different businesses showed that ShoreTel had the lowest total cost of ownership (TCO) of unified communications solutions. Total cost of ownership is a key metric for assessing costs, benefits and risks of a UC solution, enabling organizations to properly evaluate competing solutions. Ultimately, ShoreTel’s brilliant simplicity is what enables ShoreTel to provide the lowest total cost of ownership in the industry.

Business Outlook

The company is providing the following outlook for the quarter-ending June 30, 2012, which includes the operating results from ShoreTel’s Cloud Division (formerly M5 Networks):

  Revenue is expected to be in the range of $72 million to $77 million.
  GAAP gross margin is expected to be in the range of 60 to 61 percent, including approximately $1.3 million in amortization of intangibles and stock-based compensation expenses. Non-GAAP gross margin is expected to be in the range of 62 to 63 percent.
  GAAP operating expenses are expected to be in the range of $51.0 million to $52.5 million, which includes approximately $4.0 million in stock-based compensation expenses and amortization of intangibles. Non-GAAP operating expenses are expected to be in the range of $47.0 million to $48.5 million.

Use of Non-GAAP Financial Measures

ShoreTel reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company’s performance as it excludes non-cash and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business and does not consider stock-based compensation expenses, amortization of acquisition-related intangibles, acquisition-related costs and other special charges and related tax adjustments in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures in the tables of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures with their most directly comparable GAAP financial measure.

Conference Call Details for April 30, 2012

ShoreTel will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Daylight Time on April 30, 2012. To access the conference call, dial +1-888-452-4030 for the U.S. and Canada or +1-719-325-2422 for international callers, and provide the operator with the conference identification number 5457128. The webcast will be available live in the Investor Relations section of the company’s corporate Web site at www.shoretel.com, and via replay beginning approximately two hours after the completion of the call and available until the company’s announcement of its financial results for the next quarter.

An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Daylight Time on Apr. 30, 2012, until 4:00 p.m. Pacific Daylight Time on May 7, 2012, by dialing +1-888-203-1112, or +1-719-457-0820 for callers outside the U.S. and Canada, and entering the conference identification number 5457128.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by Peter Blackmore relating to ShoreTel’s revenue growth, profitability, and opportunities within the mobility and cloud markets, and statements in the “Business Outlook” section regarding ShoreTel’s anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the information technology spending, particularly in the U.S., our reliance on third parties to sell and support our products, increased risk of intellectual property litigation by entering into new markets, uncertainty as to ShoreTel’s ability to retain and motivate key personnel from the acquired company, increased competition by entering into new markets, the success of our expanded channel strategy, the intense competition in our industry, our dependence on key suppliers and other supply and manufacturing risks, our ability to control costs, our ability to attract, retain and ramp new sales personnel, uncertainties inherent in the product development cycle, including unforeseen delays and unknown defects, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, risks related to our recently-completed acquisition of M5 Networks, including technology and product integration risks, ability to retain key personnel and customers and the risk of assuming unknown liabilities, and other risk factors set forth in ShoreTel’s Form 10-K for the year ended June 30, 2011, as updated in our Quarterly Reports on Form 10-Q on a quarterly basis.

About ShoreTel, Inc.

ShoreTel, Inc. (NASDAQ: SHOR) brings unmatched flexibility, choice and value to brilliantly simple business phone systems and unified communications (UC). With its award-winning premise-based IP phone system with integrated unified communications, contact center capabilities, and its proven hosted VoIP services, organizations of all sizes can select the best option for their needs. ShoreTel’s ongoing mission is to eliminate costly complexity and give customers the 24/7 freedom to leverage rich voice, video, data and mobile unified communications capabilities they need. ShoreTel is based in Sunnyvale, California, and has regional offices in Austin, Texas; New York, New York; Maidenhead, United Kingdom; Sydney, Australia; and Singapore. For more information, visit www.shoretel.com.

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	As of	As of	As of
	March 31,	December 31,	June 30,
	2012	2011	2011

ASSETS
Current assets:
Cash and cash equivalents	$40,328	$94,491	$89,695
Short-term investments	20,994	21,359	16,057
Accounts receivable - net	32,746	30,948	33,812
Inventories	23,176	22,602	19,062
Prepaid expenses and other current assets	5,807	4,598	3,540
Total current assets	123,051	173,998	162,166

Property and equipment - net	12,578	7,659	8,236
Goodwill	119,273	7,415	7,415
Intangible assets	47,651	7,828	8,570
Other assets	1,240	864	714
Total assets	$303,793	$197,764	$187,101

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$11,289	$7,882	$6,394
Accrued liabilities and other	19,976	10,122	8,533
Accrued employee compensation	9,379	9,486	11,022
Contingent consideration	9,132	-	-
Deferred revenue	36,509	32,965	26,362
Total current liabilities	86,285	60,455	52,311

Long-term line of credit, net	24,947	-	-
Long-term deferred revenue	12,962	12,241	11,321
Long-term contingent consideration	3,368	-	-
Other long-term liabilities	4,998	2,298	2,045
Total liabilities	132,560	74,994	65,677

Stockholders' equity:

Common stock	306,604	249,629	241,103
Accumulated deficit	(135,371)	(126,859)	(119,679)
Total stockholders' equity	171,233	122,770	121,424

Total liabilities and stockholders' equity	$303,793	$197,764	$187,101

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

Revenue:
Product	$42,440	$41,248	$130,901	$114,387
Hosted and related services	1,294	-	1,294	-
Support and services	12,570	10,329	35,979	29,198
Total revenues	56,304	51,577	168,174	143,585
Cost of revenue
Product	14,160	12,979	44,718	37,593
Hosted and related services	780	-	780
Support and services	4,104	3,515	11,988	9,616
Total cost of revenue	19,044	16,494	57,486	47,209
Gross profit	37,260	35,083	110,688	96,376
Gross profit %	66.2%	68.0%	65.8%	67.1%

Operating expenses:
Research and development	13,137	12,562	37,190	33,396
Sales and marketing	22,566	18,920	65,384	54,437
General and administrative	6,541	6,377	19,519	19,118
Acquisition-related costs	4,488	-	4,488	-
Total operating expenses	46,732	37,859	126,581	106,951
Loss from operations	(9,472)	(2,776)	(15,893)	(10,575)
Other income (expense), net	(4)	166	(599)	780
Loss before provision for income tax	(9,476)	(2,610)	(16,492)	(9,795)
Provision for (benefit from) income tax	(964)	(228)	(800)	(77)
Net loss	$(8,512)	$(2,382)	$(15,692)	$(9,718)
Net loss per share:
Basic	$(0.17)	$(0.05)	$(0.33)	$(0.21)
Diluted	$(0.17)	$(0.05)	$(0.33)	$(0.21)

Shares used in computing net loss per share:
Basic	49,126	46,249	48,196	45,862
Diluted	49,126	46,249	48,196	45,862

SHORETEL, INC.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Nine Months Ended
	March 31, 2012				March 31, 2012
	GAAP	Excludes		Non-GAAP	GAAP	Excludes		Non-GAAP
Revenue:
Product	$42,440	$-		$42,440	$130,901	$-		$130,901
Hosted and related services	1,294	-		1,294	1,294	-		1,294
Support and services	12,570	-		12,570	35,979	-		35,979
Total revenues	56,304	-		56,304	168,174	-		168,174
Cost of revenue
Product	14,160	(292)	(a),(b)	13,868	44,718	(736)	(a),(b)	43,982
Hosted and related services	780	(64)	(b)	716	780	(64)	(b)	716
Support and services	4,104	(210)	(a)	3,894	11,988	(618)	(a)	11,370
Total cost of revenue	19,044	(566)		18,478	57,486	(1,418)		56,068
Gross profit	37,260	566		37,826	110,688	1,418		112,106
Gross profit %	66.2%			67.2%	65.8%			66.7%

Operating expenses:
Research and development	13,137	(901)	(a)	12,236	37,190	(2,824)	(a)	34,366
Sales and marketing	22,566	(1,140)	(a),(b)	21,426	65,384	(3,267)	(a),(b)	62,117
General and administrative	6,541	(981)	(a),(b) ,(c)	5,560	19,519	(3,531)	(a),(b) ,(c)	15,988
Acquisition-related costs	4,488	(4,488)	(d)	-	4,488	(4,488)	(d)	-
Total operating expenses	46,732	(7,510)		39,222	126,581	(14,110)		112,471
Income (loss) from operations	(9,472)	8,076		(1,396)	(15,893)	15,528		(365)
Other income (expense), net	(4)	-		(4)	(599)	-		(599)
Income (loss) before provision for income tax	(9,476)	8,076		(1,400)	(16,492)	15,528		(964)
Provision for (benefit from) income tax	(964)	1,040	(e)	76	(800)	1,052	(e)	252
Net income (loss)	$(8,512)	$7,036		$(1,476)	$(15,692)	$14,476		$(1,216)
Net income (loss) per share:
Basic	$(0.17)	$0.14		$(0.03)	$(0.33)	$0.30		$(0.03)
Diluted (f)	$(0.17)	$0.14		$(0.03)	$(0.33)	$0.30		$(0.03)

Shares used in computing net loss per share:
Basic	49,126			49,126	48,196			48,196
Diluted (f)	49,126			49,126	48,196			48,196

(a)	Excludes stock-based compensation as follows:
Cost of product revenue		$32				$106
	Cost of support and services revenue	210				618
Research and development		901				2,824
Sales and marketing		1,039				3,106
General and administrative		978				3,028
		$3,160				$9,682

(b)	Excludes amortization of acquisition-related intangibles:
Cost of product revenue		$260				$630
	Cost of hosted and related services	64				64
Sales and marketing		101				161
General and administrative		3				3
		$428				$858

(c)	Excludes litigation settlement included in:
General and administrative		$-				$500

(d)	Excludes direct acquisition costs included in:
Acquisition-related costs		$4,488				$4,488

(e)	Excludes the deferred tax benefit arising from acquisition and tax impact of the items which are excluded in (a) to (d) above.

(f)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Nine Months Ended
	March 31, 2011				March 31, 2011
	GAAP	Excludes		Non-GAAP	GAAP	Excludes		Non-GAAP
Revenue:
Product	$41,248	$-		$41,248	$114,387	$-		$114,387
Support and services	10,329	-		10,329	29,198	-		29,198
Total revenues	51,577	-		51,577	143,585	-		143,585
Cost of revenue
Product	12,979	(207)	(a), (c)	12,772	37,593	(410)	(a), (c)	37,183
Support and services	3,515	(111)	(a)	3,404	9,616	(472)	(a)	9,144
Total cost of revenue	16,494	(318)		16,176	47,209	(882)		46,327
Gross profit	35,083	318		35,401	96,376	882		97,258
Gross profit %	68.0%			68.6%	67.1%			67.7%

Operating expenses:
Research and development	12,562	(1,086)	(a)	11,476	33,396	(2,688)	(a)	30,708
Sales and marketing	18,920	(469)	(a), (c)	18,451	54,437	(2,231)	(a), (c)	52,206
General and administrative	6,377	(1,112)	(a)	5,265	19,118	(3,311)	(a), (b)	15,807
Total operating expenses	37,859	(2,667)		35,192	106,951	(8,230)		98,721
Income (loss) from operations	(2,776)	2,985		209	(10,575)	9,112		(1,463)
Other income, net	166	-		166	780	-		780
Income (loss) before provision for income tax	(2,610)	2,985		375	(9,795)	9,112		(683)
Provision for (benefit from) income tax	(228)	1	(d)	(227)	(77)	1	(d)	(76)
Net income (loss)	$(2,382)	$2,984		$602	$(9,718)	$9,111		$(607)
Net income (loss) per share:
Basic	$(0.05)	$0.06		$0.01	$(0.21)	$0.20		$(0.01)
Diluted (e)	$(0.05)	$0.06		$0.01	$(0.21)	$0.20		$(0.01)

Shares used in computing net loss per share:
Basic	46,249			46,249	45,862			45,862
Diluted (e)	46,249			48,209	45,862			45,862

(a) Excludes stock-based compensation as follows:
Cost of product revenue		$32				$94
Cost of support and services revenue		111				472
Research and development		1,086				2,688
Sales and marketing		459				2,212
General and administrative		1,112				2,786
		$2,800				$8,252

(b) Excludes severance for former Chief Executive Officer:
General and administration		$-				$525

(c) Excludes amortization of acquisition-related intangibles:
Cost of product revenue		$175				$316
Sales and marketing		10				19
		$185				$335

(d) Excludes the tax impact of the items which are excluded in (a) to (c) above.

(e) Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP Q4 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	June 30, 2012

	High	Low
GAAP gross profit %	61.0%	60.0%
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	2.0%	2.0%
Non-GAAP gross profit %	63.0%	62.0%

Total GAAP operating expenses	$ 52,500	$ 51,000
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	(4,000)	(4,000)
Total non-GAAP operating expenses	$ 48,500	$ 47,000

CONTACT:
ShoreTel
Tonya Chin, 408-962-2573 (Investors)
tchin@shoretel.com